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                                                                  Exhibit (d)(1)

                     AMERICAN GENERAL LIFE INSURANCE COMPANY
                                 A STOCK COMPANY

Home Office:
Houston, Texas

                            POLICY NUMBER: 0000000000

2727-A Allen Parkway
P. O. Box 4880
Houston, Texas 77019

(800) 340-2765

WE WILL PAY THE DEATH BENEFIT PROCEEDS to the Beneficiary if the Insured dies prior to the Maturity Date and while this policy is in force. Payment will be made after We receive due proof of the Insured's death, and will be subject to the terms of this policy. The method for determining the amount payable is stated in the "Death Benefit Proceeds" provision.

WE WILL PAY THE CASH SURRENDER VALUE of this policy to the Owner on the Maturity Date if the Insured is living on that date and if this policy is in force.

THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROCEEDS AND THE ACCUMULATION VALUES PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. ACCUMULATION VALUES MAY INCREASE OR DECREASE.

The consideration for this policy is the application and payment of the first premium. The first premium must be paid on or before delivery of this policy.

This is a FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date and while this policy is in force. Investment results are reflected in policy benefits. ACCUMULATION VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account. NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                    NOTICE OF TEN DAY RIGHT TO EXAMINE POLICY

YOU MAY RETURN THIS POLICY WITHIN TEN DAYS AFTER DELIVERY IF YOU ARE NOT SATISFIED WITH IT FOR ANY REASON. THE POLICY MAY BE RETURNED TO US OR TO THE REGISTERED REPRESENTATIVE THROUGH WHOM IT WAS PURCHASED. UPON SURRENDER OF THIS POLICY WITHIN THE TEN DAY PERIOD, IT WILL BE DEEMED VOID FROM THE DATE OF ISSUE, AND WE WILL REFUND THE GREATER OF: (1) ANY PREMIUMS RECEIVED BY US; OR (2) YOUR ACCUMULATION VALUE AS OF THE FIRST VALUATION DATE OCCURRING ON OR NEXT FOLLOWING THE DATE ON WHICH YOUR REQUEST IS RECEIVED PLUS ANY CHARGES THAT HAVE BEEN DEDUCTED.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.


/s/ Elizabeth M. Tuck                   /s/ Matthew E. Winter
-------------------------------------   ----------------------------------------
Secretary                               President

            FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
                           READ YOUR POLICY CAREFULLY

08301

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                                      INDEX

Annual Report                                      21
Beneficiary and Proceeds                           17
Cash Surrender Value                               11
Change of Ownership or Beneficiary                 17
Changing the Death Benefit Option                   7
Changing the Specified Amount                       6
Contract                                            4
Cost of Insurance Rate Table                       23
Date of Issue                                       4
Death Benefit and Death Benefit Options           5-6
Death Benefit Corridor Rates                       24
Dollar Cost Averaging                              15
General Account                                     9
General Provisions                              20-22
Grace Period                                       12
Incontestability                                   20
Investments of the Separate Account                 7
Maturity Date                                       3
Monthly Administration Fee                         11
Owner                                               4
Payment Options                                 18-19
Policy Loans                                    16-17
Policy Values Provisions                         9-13
Premium Expense Charge                              5
Premium Payments                                  4-5
Reinstatement                                      21
Separate Account Provisions                       7-9
Suicide                                            20
Surrender, Full and Partial                        12
Suspension and Deferral of Payments Provision   15-16
Transfer Provision                              13-15
Valuation of Assets                                 7
Valuation Dates                                     8
Valuation Units                                     7
When This Policy Terminates                        21

                                   DEFINITIONS

COMPANY REFERENCE. "We", "Our", "Us", or "Company" mean American General Life Insurance Company.

"YOU", "YOUR." The words "You" or "Your" mean the Owner of this policy.

HOME OFFICE. Our office at 2727-A Allen Parkway, Houston, Texas 77019; Mailing Address P.O. Box 4880, Houston, Texas 77210-4880.

PAYMENT PROCESSING CENTER. Our center for processing premium payments at 3051 Hollis Drive, Springfield, IL 62704; Mailing Address P.O. Box 0842, Carol Stream, IL 60132-0842.

WRITTEN, IN WRITING. A written request or notice in acceptable form and content, which is signed and dated, and received at Our Home Office.

PREMIUM CLASS. We may offer any or all of the following Premium Classes. The Premium Class of this policy is shown on the Policy Schedule as one or a combination of the following terms:

     PREFERRED PLUS. The term "Preferred Plus" means the cost of insurance is based on the Insured being an exceptional mortality risk and a non-user of tobacco and/or other products that contain nicotine.

     PREFERRED. The term "Preferred" means the cost of insurance is based on the Insured being a significantly better than average mortality risk.

     STANDARD PLUS. The term "Standard Plus" means the cost of insurance is based on the Insured being a better than average mortality risk and a non-user of tobacco and/or other products that contain nicotine.

                                     NOTICE
                     This Policy is a Legal Contract Between
                        The Policy Owner and The Company.

08301                                Page 2

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     NON-TOBACCO. The term "Non-Tobacco" means the cost of insurance is based on the Insured being a non-user of tobacco and/or other products that contain nicotine.

     SIMPLIFIED. The term "Simplified" means the cost of insurance is based on the Insured qualifying for simplified issue underwriting.

     GUARANTEED. The term "Guaranteed" means the cost of insurance is based on the Insured qualifying for guaranteed issue underwriting.

     SPECIAL. The term "Special" means "Substandard" or "Rated". This means an extra amount is being charged due to the Insured's health, occupation or avocation.

08301                                Page 2A

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                                 POLICY SCHEDULE

Insured:                    John Doe

Insurance Age:              35

Initial Specified Amount:   $50,000.00

This Is A [Sex Distinct] Policy

Policy Number:                   000000000

Date of Issue:              August 1, 2008

Maturity Date:              August 1, 2094

Death Benefit Option:                    1

Premium Class:                               Preferred
Initial Premium:                             $810.79
Planned Periodic Premium:                    $810.79 Payable Annually
Monthly Deduction Day:                       1st Day Of Each Month

Target Premium                               [$1,695.00]

Minimum Death Benefit Amount (After A
   Decrease In Specified Amount):            [$50,000.00]

Minimum Partial Surrender:                   [$500.00]

Minimum Value That May Be Retained In A
   Division After A Partial Surrender
   Or Transfer:                              [$500.00]

                                             Annual Effective   Monthly
                                             ----------------   -------
Guaranteed Interest Rate:                          3.00%        0.2466%

Mortality Table:                             [Composite 2001 Commissioners
                                             Standard Ordinary Male or Female
                                             ANB Mortality Table]

First Year Premium Expense Charge Refund:    [40%]

Second Year Premium Expense Charge Refund:   [20%]

Death Benefit Compliance Test:               [Guideline Premium]

Coverage may expire prior to the Maturity Date shown where either no premiums are paid following payment of the initial premium, or subsequent premiums are insufficient to continue coverage to such date.

                        This Is A[n] [State Name] Policy

08301                                Page 3

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              POLICY SCHEDULE CONTINUED - POLICY NUMBER 0000000000

Charges Deducted From The Separate Account

     MORTALITY AND EXPENSE CHARGE. Deductions from the Separate Account will be made at an annual rate not to exceed the rates stated below. The actual deduction will be made on a daily basis. The initial current rate on a daily basis during the first 10 years is [0.0001780%].

Policy Years   Current Annual Rate   Guaranteed Annual Rate
------------   -------------------   ----------------------
1-10                 [0.65%]                 0.65%
11-20                [0.40%]                 0.40%
Thereafter           [0.00%]                 0.15%

Expense Charges:

Premium Expense Charge:
     (Adjustable Premium Expense Charge Percentage)

                                    CURRENT PERCENTAGES          GUARANTEED MAXIMUM PERCENTAGES
                              -------------------------------   -------------------------------
                                 For Amounts      For Amounts      For Amounts      For Amounts
                              Equal to or Less   Greater than   Equal to or Less   Greater than
                               than the Target    the Target     than the Target    the Target
                                   Premium          Premium          Premium          Premium
                              ----------------   ------------   ----------------   ------------
Years 1-3                            [4%]            [5%]              9%               5%

Years 4-7                            [9%]            [5%]              9%               5%

Thereafter                           [5%]            [5%]              5%               5%

Monthly Administration Fee:                         Current                         Guaranteed
                                                    [$7.00]                           $10.00

Base Policy Charges and Fees

     COST OF INSURANCE CHARGES. Guaranteed maximum cost of insurance rates per $1,000 of Net Amount at Risk are shown on page 24.

08301                                Page 3A

CONTRACT. Your policy is a legal contract that You have entered into with Us. You have paid the first premium and have submitted an application, a copy of which is attached. In return, We promise to provide the insurance coverage described in this policy.

The entire contract consists of:

1.   The base policy;

2.   The riders that add benefits to the base policy, if any;

3.   Endorsements, if any; and

4. The attached copy of Your application, and any amendments or supplemental applications.

DATE OF ISSUE. The Date of Issue of this policy is the date on which the first premium is due. The Date of Issue is also the date from which all policy years, anniversaries, and Monthly Deduction dates are determined.

OWNER. The Owner is as stated in the application unless later changed. During the Insured's lifetime, the Owner may exercise every right the policy confers or We allow (subject to the rights of any assignee of record). You may have multiple Owners of this policy. In that case, the authorizations of all Owners are required for all policy changes except for transfers, premium allocations and deduction allocations. We will accept the authorization of one Owner for transfers and changes in premium and deduction allocations. The Owner and the Insured may be the same person but do not have to be. If an Owner dies while the policy is in force and the Insured is living, ownership rights pass on to a successor Owner recorded in Our records, if any; otherwise ownership rights pass to the estate of the Owner.

                                PREMIUM PAYMENTS

All premiums after the first are payable in advance. Premium payments are flexible. This means You may choose the amount and frequency of payments. The actual amount and frequency of premium payments will affect the Accumulation Value and the amount and duration of insurance. Please refer to the "Policy Values Provisions" section for a detailed explanation.

PLANNED PERIODIC PREMIUMS. The amount and frequency of the Planned Periodic Premiums You selected are shown on the Policy Schedule. You may request a change in the amount and frequency. We may limit the amount of any increase. (See "Maximum Premium".) Payment of the Planned Periodic Premium may not be sufficient to keep Your policy in force until maturity. You can choose a higher Planned Periodic Premium or an increase in the frequency of payments to keep Your policy in force. (See "Grace Period".)

UNSCHEDULED ADDITIONAL PREMIUMS. You may pay additional premiums at any time before the Maturity Date shown on the Policy Schedule. We may limit the number and amount of additional premiums. (See "Maximum Premium" and "Maximum Net Amount at Risk".)

MAXIMUM PREMIUM. We reserve the right to refund any premium that would cause this policy to fail to qualify as life insurance under the Death Benefit Compliance Test selected, and under applicable tax laws. The test selected is shown on the Policy Schedule.

MAXIMUM NET AMOUNT AT RISK. We reserve the right to refund any premium that would cause an immediate increase in the Net Amount at Risk unless the Insured is living and provides evidence of insurability satisfactory to Us. We may automatically effect a partial surrender or reduce the Death Benefit, both of which may have federal tax consequences, if the Net Amount at Risk exceeds Our limitations. Net Amount at Risk is the excess of the Death Benefit over the Accumulation Value of the policy.

08301                                Page 4

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PREMIUM EXPENSE CHARGE. The Premium Expense Charge is calculated by multiplying the premium paid by the Premium Expense Charge Percentage. Premium Expense Charge Percentages differ according to policy year and whether or not the premium paid is in excess of the Target Premium. The Target Premium is shown on the Policy Schedule. The Premium Expense Charge Percentage is adjustable, but will never be more than the guaranteed Premium Expense Charge Percentage shown on the Policy Schedule.

NET PREMIUM. The term Net Premium as used in this policy means "The premium paid less the Premium Expense Charge" except as follows: No Premium Expense Charge will be deducted if the source of the premium is one of the following: (1) Cash Surrender Values applied from another policy issued by the Company (internal rollover); or (2) The amount of any term conversion credit.

ALLOCATION OF NET PREMIUMS. The initial allocation of Net premiums is shown in the application for this policy and will remain in effect until changed by Written notice from the Owner. The percentage allocation for future Net Premiums may be changed at any time by Written notice.

The initial Net Premium will be allocated to the money market investment option on the later of the following dates:

1.   The Date of Issue; or

2. The date all requirements needed to place the policy in force have been satisfied, including underwriting approval and receipt in the Home Office of the necessary premium.

The initial Net Premium will remain in the money market investment option until the first Valuation Date following the 15th day after it was applied. Any additional Net Premiums received prior to the first Valuation date which follows the 15th day after the initial Net Premium was applied will be allocated to the money market investment option until such Valuation Date. At that time, We will transfer the Accumulation Value to the selected investment option(s). Each Net Premium received after such Valuation Date will be applied directly to the selected investment option(s) as of the Business Day received.

Changes in the allocation of Net Premiums will be effective on the date We receive the Owner's notice. The allocation may be 100% to any available option or may be divided among several available options in whole percentage points totaling 100%. We reserve the right to limit the number of Divisions which You may select.

WHERE TO PAY. You may make Your payments to Us at Our Home Office, Our Payment Processing Center or to an authorized agent. All premium checks must be made payable to the Company. A receipt signed by an officer of the Company will be furnished upon request.

                     DEATH BENEFIT AND DEATH BENEFIT OPTIONS

DEATH BENEFIT PROCEEDS. If the Insured dies prior to the Maturity Date and while this policy is in force, We will pay the Death Benefit Proceeds to the Beneficiary. The Death Benefit Proceeds will be subject to:

1.   The Death Benefit Option in effect on the date of death; and

2. Any increases or decreases made to the Specified Amount. The Initial Specified Amount is shown on the Policy Schedule.

Guidelines for changing the Death Benefit Option or the Specified Amount will be found in "Changing Your Insurance Policy".

Any premium received after the date of death will be refunded and will not be included in the Accumulation Value for purposes of calculating the Death Benefit Amount. The Death Benefit Proceeds will be the Death

08301                                Page 5

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Benefit Amount, after refunding any premium received after the date of death, less any outstanding policy loans and will be subject to the other provisions of the "Beneficiary and Proceeds" section.

DEATH BENEFIT COMPLIANCE TEST. Death Benefit Compliance Tests are used to determine if a policy will qualify as life insurance under applicable tax laws. There are two compliance tests which may be used: The Guideline Premium Test and the Cash Value Accumulation Test. The test which You selected when this policy was issued is shown on the Policy Schedule. You cannot change Your selection of the Death Benefit Compliance Test after the Date of Issue.

DEATH BENEFIT OPTION. The Death Benefit Option which You selected is shown on the Policy Schedule as either Option 1 or Option 2.

OPTION 1. If You selected Option 1, the Death Benefit Amount will be the greater of:

1.   The Specified Amount on the date of death; or

2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

OPTION 2. If You selected Option 2, the Death Benefit Amount will be the greater of:

1.   The Specified Amount plus the Accumulation Value on the date of death; or

2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

Death Benefit Corridor Rates are shown in the table for the Death Benefit Compliance Test which You selected.

                         CHANGING YOUR INSURANCE POLICY

You may request a change in the Specified Amount or Death Benefit Option, subject to Our underwriting requirements, at any time except that a decrease in the Specified Amount may not become effective prior to the end of the first policy year. Your request must be submitted to Our Home Office In Writing.

INCREASING THE SPECIFIED AMOUNT. We will require an application and evidence of insurability satisfactory to Us for any increase in the Specified Amount. An increase will be effective on the Monthly Deduction Day on or next following the date the application for increase is approved by Us. The effective date will appear in an endorsement to this policy.

DECREASING THE SPECIFIED AMOUNT. Any decrease will go into effect on the Monthly Deduction Day following the Business Day We receive the request. The Death Benefit Amount remaining in effect after any decrease cannot be less than the greater of:

1.   The Minimum Death Benefit Amount shown on the Policy Schedule; or

2. Any Death Benefit Amount required to qualify this policy as life insurance under applicable tax laws.

Any such decrease will be applied in the following order:

1.   Against the Specified Amount provided by the most recent increase;

2.   Against the next most recent increases successively;

3.   Against the Specified Amount provided under the original application.

08301                                Page 6

CHANGING THE DEATH BENEFIT OPTION. You may request a change in the Death Benefit Option You have chosen.

1. If You request a change from Option 1 to Option 2: The new Specified Amount will be the Specified Amount, prior to change, less the Accumulation Value as of the effective date of the change, but not less than zero. Any such decrease in Specified Amount will be subject to the same guidelines and restrictions as outlined in the "Decreasing the Specified Amount" provision.

2. If You request a change from Option 2 to Option 1: The new Specified Amount will be the Specified Amount prior to the change plus the Accumulation Value as of the effective date of the change. The entire increase in the Specified Amount will be applied to the last coverage added which has not been removed.

We will not require evidence of insurability for a change in the Death Benefit Option. The change will go into effect on the Monthly Deduction Day following the date We receive Your request for change.

CHANGING THE TERMS OF YOUR POLICY. Any change in the terms of Your policy must be approved by the President, a Vice President, an Administrative Officer or the Secretary of the Company. No agent has the authority to make any changes or waive any of the terms of Your policy.

                           SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT. Separate Account VL-R is a segregated investment account established by the Company under Texas law to separate the assets funding the variable benefits for the class of policies to which this policy belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the policy liabilities shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized from assets allocable to the Separate Account are credited to or charged against such Account without regard to Our other income, gains or losses.

INVESTMENTS OF THE SEPARATE ACCOUNT. The Separate Account is segmented into Divisions. Each Division invests in a single investment option. Net Premiums will be applied to the Separate Account and allocated to one or more Divisions. The assets of the Separate Account are invested in the investment option(s) listed on the application for this policy. From time to time, We may add additional Divisions. We may also discontinue offering one or more Divisions as provided in the "Rights Reserved by Us" provision. You may make a change in investment selections by contacting Our Home Office. You may make transfers to the additional Divisions subject to the rules stated in the "Transfer Provision" section and any new rules or limitations which may apply to such additional Divisions.

If shares of any of the investment options become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of the shares or may substitute shares of another investment option for shares already purchased under this policy as provided in the "Rights Reserved by Us" provision.

VALUATION OF ASSETS. The assets of the Separate Account are valued as of each Valuation Date at their fair market value in accordance with Our established procedures. The Separate Account Value as of any Valuation Date prior to the Maturity Date is the sum of Your account values in each Division of the Separate Account as of that date.

VALUATION UNITS. In order to determine policy values in the Divisions We use Valuation Units which are calculated separately for each Division. The Valuation Unit value for each Division will vary to reflect the investment experience of the applicable investment option. The Valuation Unit for a Division will be

08301                                Page 7
determined on each Valuation Date for the Division by multiplying the Valuation Unit value for the Division on the preceding Valuation Date by the Net Investment Factor for that Division for the current Valuation Date.

NET INVESTMENT FACTOR. The Net Investment Factor for each Division is determined by dividing (1) by (2) and subtracting (3), where:

(1) is the net asset value per share of the applicable investment option as of the current Valuation Date (plus any per share amount of any dividend or capital gains distribution paid by the investment option since the last Valuation Date); and

(2) is the net asset value per share of the shares held in the Division as determined at the end of the previous Valuation Date; and

(3)  is a factor representing the Mortality and Expense Charge.

The net asset value of an investment option's shares held in each Division shall be the value reported to Us by that investment option.

VALUATION DATES. Valuation of the various Divisions will occur on each Business Day during each month. If the underlying investment option is unable to value or determine the Division's investment in an investment option due to any of the reasons stated in the "Suspension and Deferral of Payments" provision, the Valuation Date for the Division with respect to the unvalued portion shall be the first Business Day that the assets can be valued or determined.

BUSINESS DAY. A Business Day is each day during which the New York Stock Exchange is open for business. We will treat any information or Written communications We receive after the close of a Business Day to have been received as of the next Business Day. For the purpose of collecting daily charges, a Business Day immediately preceded by one or more non-business calendar days will include those non-business days as part of that Business Day. For example, a Business Day which falls on a Monday will consist of a Monday and the immediately preceding Saturday and Sunday.

MINIMUM VALUE. The Minimum Value that may be retained in a Division after a partial surrender or transfer is shown on the Policy Schedule. If a partial surrender causes the balance in any Division to drop below such minimum amount, the Company reserves the right to transfer the remaining balance to the Money Market Division. If a transfer causes the balance in any Division to drop below the minimum amount, the Company reserves the right to transfer the remaining balance in proportion to the transfer request.

CHANGE OF INVESTMENT ADVISOR OR INVESTMENT OBJECTIVE. Unless otherwise required by law or regulation, the investment advisor or any investment objective may not be changed without Our consent. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where this policy is being delivered.

RIGHTS RESERVED BY US. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to:

1. Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

2. Transfer any assets in any Division to another Division, or to one or more other separate accounts;

3. Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another separate account;

4.   Make any new Division available to You on a basis to be determined by Us;

08301                                Page 8

5. Substitute for the shares held by any Division the shares of another Division or the shares of another investment company or any other investment permitted by law;

6. Make any changes as required by the Internal Revenue Code, or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance;

7. Make any changes required to comply with the requirements of any underlying investment option; or

8. Make other changes in this policy that in Our judgment are necessary or appropriate to ensure that this policy continues to qualify for tax treatment as life insurance, or that do not reduce any Cash Surrender Value, Death Benefit Amount, Accumulation Value or other accrued rights or benefits.

When required by law, We will obtain Your approval of changes and We will obtain approval from any appropriate regulatory authority.

                                 GENERAL ACCOUNT

The General Account is a fixed account within Our general assets which We have established for:

1.   Any amounts transferred from the Divisions as a result of a loan; and

2.   Any amounts the Owner allocated to such Account.

The guaranteed interest rate used in calculating Accumulation Values of amounts allocated to the General Account is shown on the Policy Schedule. We can use interest rates greater than the guaranteed rates to calculate Accumulation Values of amounts allocated to the General Account. Interest applied to that portion of the General Account equal to a policy loan will be at an annual effective rate of 3.0%.

                            POLICY VALUES PROVISIONS

ACCUMULATION VALUE. The Accumulation Value of Your policy is the total of all values in the Divisions of the Separate Account and in the General Account. The Accumulation Value reflects:

1.   Net Premiums paid;

2.   Monthly Deductions;

3. The investment experience of the Divisions selected less the Mortality and Expense Charge;

4. Amounts allocated to the General Account, including interest earned on amounts in the General Account;

5. Deductions due to partial surrenders and any charges for partial surrenders; and

6.   Deductions, if any, resulting from decreases in Specified Amount.

Net Premiums are allocated, in accordance with Your instructions, to the General Account or allocated to the selected Divisions of the Separate Account and converted to Valuation Units.

On each Monthly Deduction Day, a Monthly Deduction will be made by reducing the unloaned portion of the General Account or redeeming Valuation Units from each applicable Division in the same ratio as the allocation of policy deductions in effect on the Monthly Deduction Day. You must state In Writing in advance how Monthly Deductions should be made if other than this method is to be used.

08301                                Page 9

If the unloaned portion of the General Account or the balance in any Division of the Separate Account is insufficient to make a Monthly Deduction in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the Monthly Deduction bears to the unloaned Accumulation Value of Your policy.

The Accumulation Value in any Division is determined by multiplying the value of a Valuation Unit by the number of Valuation Units held under the policy in that Division.

The value of the Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the General Account as of the Business Day that We receive the Written loan request.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day that We receive the Written request for partial surrender.

ON THE DATE OF ISSUE.  The Accumulation Value on the Date of Issue is:

1.   The Net Premium received; less

2. The Monthly Deduction for the first policy month (See "How We Calculate a Monthly Deduction".)

The first deduction day is the Date of Issue. The Monthly Deduction Day is shown on the Policy Schedule.

ON EACH MONTHLY DEDUCTION DAY. On each Monthly Deduction Day after the Date of Issue, We will determine the Accumulation Value as follows:

1.   We will take the Accumulation Value as of the last Monthly Deduction Day;

2. Add the interest earned for the month on the excess of the General Account value on the last Monthly Deduction Day over any partial surrenders and transfers made from the General Account since the last Monthly Deduction Day;

3. Add any investment gain (or subtract any investment loss) on the Divisions of the Separate Account since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units;

4.   Add all Net Premiums received since the last Monthly Deduction Day;

5. Subtract any partial surrender made and any charges for partial surrenders since the last Monthly Deduction Day; and

6. Subtract the Monthly Deduction for the policy month following the Monthly Deduction Day. (See "How We Calculate a Monthly Deduction".)

ON ANY VALUATION DATE OTHER THAN A MONTHLY DEDUCTION DAY. The Accumulation Value on any Valuation Date other than a Monthly Deduction Day will be the sum of:

1.   The value of the General Account as of the last Monthly Deduction Day;

2. Less any partial surrenders and any charges for partial surrenders since the last Monthly Deduction Day;

3.   Plus all Net Premiums received since the last Monthly Deduction Day; and

4. Plus the sum of the values of the Divisions of the Separate Account as of the last Monthly Deduction Day, plus the amount of any investment gain (or minus any investment loss) on the Divisions since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units.

08301                                Page 10

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CASH SURRENDER VALUE. The Cash Surrender Value of this policy will be equal to the Accumulation Value less any outstanding policy loans and accrued loan interest except as follows: During the first and second policy year, the Cash Surrender Value will be equal to:

1.   The Accumulation Value; less

2.   Any outstanding policy loans and accrued loan interest; plus

3. A refund of a percentage of the Premium Expense Charge paid during the first policy year. The refund percentages in the first and second policy years are shown on the Policy Schedule.

MONTHLY DEDUCTIONS MAY BE MADE ONLY IF THERE IS SUFFICIENT VALUE. A Monthly Deduction may be made only if the Cash Surrender Value is equal to or greater than the Monthly Deduction. If the value on a Monthly Deduction Day is not sufficient to meet the Monthly Deductions for the current month, this policy will be subject to the "Grace Period" provision.

HOW WE CALCULATE A MONTHLY DEDUCTION.  Each Monthly Deduction includes:

1.   The cost of insurance provided by the base policy; and

2.   The cost of insurance for benefits provided by riders, if any; and

3.   The Monthly Administration Fee.

HOW WE CALCULATE THE COST OF INSURANCE FOR THE BASE POLICY. We calculate the cost of insurance at the beginning of each policy month on the Monthly Deduction Day. The cost of insurance is determined as follows:

1. Reduce the Death Benefit Amount by the amount of Accumulation Value on the Monthly Deduction Day before the cost of insurance deduction is taken, and after any applicable rider charges, the Monthly Expense Charge, if any, and the Monthly Administration Fee are deducted;

2. Multiply the difference by the cost of insurance rate per $1,000 of Net Amount at Risk as provided in the "Cost of Insurance Rate" provision; and

3.   Divide the result by 1000.

If Option 1 is in effect, and there have been increases in the Specified Amount, the Accumulation Value will first be considered part of the Initial Specified Amount. If the Accumulation Value exceeds the Initial Specified Amount, the excess will be considered part of any Specified Amount increases in the order in which the increases were made.

COST OF INSURANCE FOR BENEFITS PROVIDED BY RIDERS. The cost of insurance for benefits provided by riders will be as stated on the Policy Schedule or in an endorsement to this policy. Riders are not a part of the base policy.

MONTHLY ADMINISTRATION FEE. An administration fee will be deducted monthly. The amount of the Monthly Administration Fee may be adjusted, but will never be greater than the guaranteed Monthly Administration Fee shown on the Policy Schedule.

COST OF INSURANCE RATE. The cost of insurance rate for the Initial Specified Amount, and for each Specified Amount increase, is based on the Insured's:

1.   Gender (if this policy was issued on a Sex Distinct basis);

2.   Age nearest birthday on each policy anniversary; and

08301                                Page 11

3. Premium Class shown on the Policy Schedule associated with the initial Specified Amount and Premium Class associated with each increase in the Specified Amount, if any, shown in subsequent endorsements.

A table of guaranteed monthly cost of insurance rates is included in this policy. We can use cost of insurance rates that are lower than the guaranteed rates. Any change in rates will apply to all policies in the same rate class as this policy. The rate class of this policy is determined on its Date of Issue according to:

1.   The calendar year of issue and policy year;

2.   The plan of insurance;

3.   The amount of insurance; and

4. The age nearest birthday, gender and Premium Class of the Insured if this policy was issued on a Sex Distinct basis or the age nearest birthday and Premium Class if this policy was issued on a Gender Neutral basis.

CHANGES IN RATES, CHARGES AND FEES. This policy does not participate in Our profits or surplus. Any redetermination of the cost of insurance rates, interest rates used in calculating Accumulation Values of amounts allocated to the General Account, Mortality and Expense Charges, Premium Expense Charge Percentage, Enhance- ment Percentage or Monthly Administration Fee will be based on Our future expectations as to mortality, persistency, expenses, investment earnings, reinsurance costs, and state and federal taxes. We will not change these rates or charges in order to recoup any prior losses.

GRACE PERIOD. The Grace Period is the 61-day period that follows a Monthly Deduction Day or an annual policy loan interest due date if there is not enough Cash Surrender Value to pay the amount due. There is no Grace Period for the Initial Monthly Deduction.

If the amount required to keep Your policy in force is not paid by the end of the Grace Period, this policy will terminate without value. However, We will give You at least 31 days notice prior to termination that Your policy is in the Grace Period and advise You of the amount of premium required to keep Your policy in force. Such 31 days prior notice will be sent to You at Your last known address, and to the assignee of record, if any. If death occurs during the Grace Period, Monthly Deductions through the policy month in which death occurred will be deducted from the proceeds.

If We receive a surrender request within 31 days after the Grace Period commences, the Cash Surrender Value payable will not be less than the Cash Surrender Value on the Monthly Deduction Day the Grace Period commenced. The Monthly Deduction for the policy month following such Monthly Deduction Day will not be subtracted in the calculation of such Cash Surrender Value.

FULL SURRENDER. You may return Your policy to Us and request its Cash Surrender Value at any time during the Insured's lifetime before the Maturity Date. The Cash Surrender Value will be determined as of the Business Day We receive the policy and the Written request for surrender. The Company may delay payment if the "Suspension and Deferral of Payments Provision" is in effect.

PARTIAL SURRENDER. At any time after the first policy year, You may request withdrawal of a portion of the Cash Surrender Value of the policy. Your request must be made In Writing during the Insured's lifetime before the Maturity Date. The minimum partial surrender is shown on the Policy Schedule.

The amount being surrendered or reduced will terminate on the Valuation Date on or next following the date We receive the Written request for surrender or reduction. Valuation Units are surrendered to reflect a partial surrender as of the Business Day We receive the Written request for partial surrender.

08301                                Page 12

A partial surrender will result in a reduction of the Accumulation Value and the Death Benefit Amount. The Accumulation Value will be reduced by the amount of partial surrender benefit. The reduced Death Benefit Amount will be determined in accordance with the "Death Benefit Option" provision. If Your Death Benefit Option is Option 1, the Specified Amount will be reduced by the amount of the partial surrender. If Your Death Benefit Option is Option 2, the Specified Amount will not be reduced by the amount of the partial surrender. The reduction in Specified Amount will be subject to the same guidelines and restrictions as outlined in the "Decreasing the Specified Amount" provision. (The Specified Amount after the reduction will not be less than zero.) The Death Benefit Amount remaining after this reduction must be no less than the Minimum Death Benefit Amount after a decrease in Specified Amount shown on the Policy Schedule.

A partial surrender will result in the cancellation of Valuation Units from each applicable Division and reduction of the unloaned portion of the General Account in the same ratio as the allocation of policy deductions in effect on the date of partial surrender. If the number of Valuation Units in any Division or in the unloaned portion of the General Account is insufficient to make a partial surrender in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the ratio the partial surrender request bears to the Cash Surrender Value of Your policy. You must state In Writing in advance how partial surrenders should be made if other than this method is to be used.

There will also be a charge for each partial surrender not to exceed the lesser of 2.0% of the amount withdrawn or $25.

The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

CONTINUATION OF INSURANCE COVERAGE IF AMOUNT OR FREQUENCY OF PREMIUM PAYMENTS IS REDUCED OR IF PREMIUM PAYMENTS ARE DISCONTINUED. If You reduce the amount or frequency of premium payments, or if You discontinue payment of premiums and do not surrender this policy, We will continue making Monthly Deductions (as long as there is sufficient value to make such deductions) until the Maturity Date. This policy will remain in force until the earliest of the following dates:

1. The Maturity Date (if there is sufficient value to make Monthly Deductions to that date);

2.   Full surrender of the policy;

3.   The end of the Grace Period; or

4.   Death of the Insured.

                               TRANSFER PROVISION

TRANSFER OF ACCUMULATION VALUE. Transfers will be made as of the Business Day We receive the Written transfer request, subject to the restrictions that follow. If You elect to use the transfer privilege, We will not be liable for a transfer made in accordance with Your instructions. We reserve the right to terminate, suspend or modify the transfer privilege, and to charge a $25 fee for each transfer in excess of 12 in a policy year. Transfers under the Dollar Cost Averaging or Automatic Rebalancing programs will not count toward the 12 free transfers.

The policy is not designed for professional market timing organizations or other entities using programmed or frequent transfers involving large amounts. We are required by law to monitor all Owners' policies for market timing, and have established procedures to detect potential violations. We will monitor all policies to determine if an Owner requests:

1. An exchange into or out of a variable investment option, except the money market investment option, within 2 calendar weeks of an earlier exchange out of or into that same variable investment option; or

08301                                Page 13

2. Exchanges into and out of, or out of and into, the same variable investment option, except the money market investment option, more than twice in any one calendar quarter.

If either of the above transactions occurs, We will suspend such Owner's same day or overnight delivery transfer privileges with notice to prevent market timing efforts. Such notice of suspension will take the form of either a letter mailed to the Owner's last known address, or a telephone call from Us informing the Owner that effective immediately, all same day or overnight delivery transfer privileges have been suspended. The suspension of transfer privileges will last for no more than 6 months. Transfers under Dollar Cost Averaging, Automatic Rebalancing or any other automatic transfer arrangements to which We have agreed are not affected by these procedures. Our procedures will be followed in all circumstances and We will treat all Owners the same.

TRANSFER OF ACCUMULATION VALUE (SEPARATE ACCOUNT). You may transfer all or part of Your interest in a Division of the Separate Account subject to the following:

1.   The minimum amount which may be transferred is $500.

2. If the entire amount in a Division of the Separate Account is not being transferred the minimum which must remain is $500.

Transfers between Separate Account Divisions result in the redemption of Valuation Units in one Division and the purchase of Valuation Units in the Division to which the transfer is made. We will not honor Your request for a transfer if the Separate Account is unable to purchase shares of an investment option for any reason.

TRANSFER OF ACCUMULATION VALUE (GENERAL ACCOUNT). A transfer from the General Account to a Division of the Separate Account may be made during the 60 day period following each policy anniversary. The amount that may be transferred will be the greatest of the following amounts:

1. Twenty-five percent (25%) of the unloaned portion of the General Account as of the policy anniversary;

2. The total dollar amount withdrawn from the General Account during the prior policy year (whether the amount withdrawn was a partial surrender for cash or was being transferred to the Separate Account); or

3.   $500.

TRANSFER OF ACCUMULATION VALUE (SEPARATE ACCOUNT) ON THE MATURITY DATE. The value of each of the Separate Account Divisions will be transferred to the General Account on the Maturity Date, and the resulting Cash Surrender Value paid to the Owner if the Insured is living on that date. If the underlying investment option cannot be valued, or We cannot determine the Division's investment in an investment option on the scheduled Maturity Date, the unvalued portion shall be valued and transferred on the first Business Day that the assets can be valued or determined.

Transfer of Your interest in a Separate Account Division on the Maturity Date will not be subject to a Transfer Fee. Our right to defer payment of values allocated to the General Account for up to 6 months will not apply to values transferred to the General Account under this provision.

TELEPHONE TRANSFER AND ALLOCATION PRIVILEGE. If We have on file a completed telephone authorization form for telephone transactions, We will allow transfers and the percentage allocation for future Net Premiums and policy deductions to be changed by telephone at any time. We will honor instructions for Telephone Transactions from any person who provides the correct information. There is a risk of possible loss to You if unauthorized persons use this service in Your name. Under Telephone Transactions, We are not liable for any acts or omissions based upon instructions that We reasonably believe to be genuine, including losses arising from errors in the communication of telephone instructions.

08301                                Page 14

DOLLAR COST AVERAGING. Dollar Cost Averaging (DCA) is an automatic transfer of funds made periodically prior to the Maturity Date in accordance with Instructions from the Owner. DCA transfers will be made in accordance with the Transfer provisions, except as provided below:

1.   DCA transfers may be made:

     a)   On any day of the month except the 29th, 30th or 31st;

     b)   On a monthly, quarterly, semi-annual or annual basis; and

     c) From one Separate Account Division to one or more of the other Separate Account Divisions. (The General Account is not eligible for
          DCA).

2. DCA may be elected only if the Accumulation Value at the time of election is $5,000 or more.

3. The minimum amount of each DCA transfer is $100, or the remaining amount in the Separate Account Division from which the DCA transfer is being made, if less.

4. DCA may not begin prior to the first Valuation Date following the 15th day after the initial Net Premium is applied.

5. DCA will end when there is no longer any value in the Separate Account Division from which DCA transfers were being made, or when You request that DCA end.

6. While DCA is active, amounts applied to the DCA Separate Account Division will be available for future dollar cost averaging in accordance with the current DCA request.

7.   There is no charge for DCA.

8.   DCA is not available if Automatic Rebalancing is active.

AUTOMATIC REBALANCING. Automatic Rebalancing occurs when funds are transferred by the Company among the Separate Account Divisions so that the values in each Division match the premium allocation percentages then in effect. You may choose Automatic Rebalancing on a quarterly, semi-annual or annual basis if Your Accumulation Value is $5,000 or more. The date Automatic Rebalancing occurs will be based on the Date of Issue of Your policy. For example, if Your policy is dated January 17, and You have requested Automatic Rebalancing on a quarterly basis, Automatic Rebalancing will start on April 17, and will occur quarterly thereafter. After Automatic Rebalancing is elected, it will continue until We are notified In Writing that it is to be discontinued. There is no charge for Automatic Rebalancing. Automatic Rebalancing is not available if DCA is active.

                  SUSPENSION AND DEFERRAL OF PAYMENTS PROVISION

We reserve the right to defer payment of any Death Benefit Amount, loan or other distribution that comes from that portion of Your Accumulation Value that is allocated to Separate Account VL-R, if:

1. The New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted;

2. An emergency exists, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Accumulation Value; or

3. The U.S. Securities and Exchange Commission (SEC) by order permits the delay for the protection of Owners.

08301                                Page 15

As to amounts allocated to the General Account, We may defer payment of any Cash Surrender Value withdrawal or loan amount for up to 6 months, or the period allowed by law, whichever is less, after We receive the request for such payments In Writing. Written notice of both the imposition and termination of any such deferral will be given to the Owners, assignees of record and any irrevocable Beneficiaries.

Payments which were due to have been made and which were deferred following the suspension of the calculation of the Cash Surrender Value will be made within thirty (30) days following the lifting of the suspension, and will be calculated based on the Valuation Date which immediately follows termination of the suspension.

                                  POLICY LOANS

You may borrow from Us at any time while this policy is in force, an amount which is equal to or less than the policy's loan value. The policy's loan value will be the Cash Surrender Value less an amount equal to 3 Monthly Deductions. We reserve the right to limit at any time the amount available for a loan to 90% of the Accumulation Value. The minimum amount of each loan is $500 or, if less, the entire remaining loan value. The value of the Valuation Units equal to the amount You borrow from the Separate Account will be transferred to the General Account as of the Business Day that We receive Your Written loan request.

OBTAINING A LOAN. You may obtain a policy loan by Written request and assignment of the policy as sole security for the loan. The Company may delay processing the loan requested if the "Suspension and Deferral of Payments Provision" is in effect.

EFFECT OF A LOAN. When a loan is made, an amount equal to the amount being borrowed from the Separate Account will be transferred to the General Account. A loan will result in cancellation of units from each applicable Division and reduction of the unloaned portion of the General Account according to the allocation of the policy deductions then in effect. The resulting amount will be added to the loaned portion of the General Account. If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient for a loan to be made in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the loan bears to the unloaned Accumulation Value of Your policy. You must state in Writing in advance which Division units are to be canceled if a different method is to be used.

Repayment of a loan will first be allocated to the General Account until You have repaid any loaned amounts that were allocated to the General Account. You may tell Us how to allocate repayments above that amount. If You do not tell Us, an amount equal to the loan repayment will be transferred from the General Account to the Divisions in the same ratio currently in effect for the allocation of Net Premiums. A loan, whether or not repaid, will have a permanent effect on the Cash Surrender Values and on the death benefits. If not repaid, any indebtedness will reduce the amount of Death Benefit Proceeds and the amount available upon surrender of the policy.

LOAN INTEREST. Loan interest is due at the end of each policy year and will accrue daily at an annual effective rate of 3.75% during the first 7 policy years and 3.25% thereafter. Unpaid loan interest will be deducted at the end of each policy year from the investment options according to the allocation of policy deductions then in effect, and added to the loaned portion of the General Account. You must state In Writing in advance how unpaid loan interest should be deducted if other than this method is to be used.

If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient to deduct unpaid loan interest in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the unpaid loan interest bears to the unloaned Accumulation Value of Your policy.

We will credit interest monthly on the loaned portion of the General Account at an annual effective rate of 3.0%.

08301                                Page 16

HOW YOU MAY REPAY A POLICY LOAN. You may repay all or part of a policy loan at any time, except that:

1. Repayment may be made only while this policy is in force and prior to the death of the Insured;

2.   A partial repayment must be at least $100.00; and

3. At the time You repay all or part of a policy loan, You must specify the payment is to repay all or part of the policy loan.

Except as provided in the "Grace Period" provision, at any time the sum of Your outstanding policy loans exceeds the Cash Surrender Value, this policy will lapse. However, We must mail at least 31 days prior notice to Your last known address and to the assignee of record, if any.

WE CAN DELAY PAYMENT. We can delay lending You money for up to 6 months, or the period allowed by law, whichever is less. However, We cannot delay lending You money if the amount is to be used to pay a premium to Us.

                            BENEFICIARY AND PROCEEDS

BENEFICIARY. The Beneficiary as named in the application, or later changed by You, will receive the proceeds upon the death of the Insured. Unless You have stated otherwise, proceeds will be paid as follows:

1. If any Beneficiary dies before the Insured, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.

2. If no Beneficiary survives the Insured, proceeds will be paid to You, as Owner, if You are then living; otherwise proceeds will be paid to Your estate.

COMMON DISASTER. If We cannot determine whether a Beneficiary or the Insured died first in a common disaster, We will assume that the Beneficiary died first. Proceeds will be paid on this basis unless an endorsement to this policy provides otherwise.

PROCEEDS. Proceeds mean the amount payable on:

1.   The Maturity Date;

2.   Exercise of the full surrender benefit; or

3.   The Insured's death.

The proceeds on the Maturity Date will be the Cash Surrender Value. The proceeds on the Insured's death will be the Death Benefit Amount, after refunding any premium received after the date of death, less any outstanding policy loans. All proceeds and partial surrender benefits are subject to the provisions of the "Payment Options" section and the other provisions of this policy.

                       CHANGE OF OWNERSHIP OR BENEFICIARY

You may change the Owner or the Beneficiary at any time during the lifetime of the Insured unless the previous designation provides otherwise. To do so, send a Written request to Our Home Office in a form acceptable to Us. The change will go into effect when We have recorded the change. However, after the change is recorded, it will be deemed effective as of the date of Your Written request for change. The change will be subject to any payment made or action taken by Us before the request is recorded.

08301                                Page 17

                                 PAYMENT OPTIONS

Instead of being paid in one sum, all or part of the proceeds may be applied under any of the Payment Options described below. In addition to these options, other methods of payment may be chosen with Our consent.

PAYMENT CONTRACT. When proceeds become payable under a Payment Option, a Payment Contract will be issued to each payee. The Payment Contract will state the rights and benefits of the payee. It will also name those who are to receive any balance unpaid at the death of the payee.

ELECTION OF OPTIONS. The Owner may elect or change any Payment Option while the Insured is living, subject to the provisions of this policy. This election or change must be In Writing. Within 60 days after We receive Written notification of the Insured's death, a payee entitled to proceeds in one sum may elect to receive proceeds under any option, subject to the limitations stated in the "Availability of Options" provision.

OPTION 1. PAYMENTS FOR A SPECIFIED PERIOD: Equal monthly payments will be made for a specified period. The Option 1 Table in this policy shows the monthly income for each $1,000 of proceeds applied.

OPTION 2. PAYMENTS OF A SPECIFIED AMOUNT: Equal monthly payments of a specified amount will be made. Each payment must be at least $60 a year for each $1,000 of proceeds applied. Payments will continue until the amount applied, with interest, has been paid in full.

OPTION 3. MONTHLY PAYMENTS FOR LIFE WITH PERIOD CERTAIN: Equal monthly payments will be made for a specified period, and will continue after that period for as long as the payee lives. The specified period may be 10, 15 or 20 years. The Option 3 Table in this policy shows the monthly income for each $1,000 of proceeds applied. If issued on a Sex Distinct basis, tables are based on the Annuity 2000 Male or Female Tables adjusted by projection scale G (adjusted by 50% of projection scale G for females and 100% of projection scale G for males) for 20 years, with interest at the rate of 2% per year. If issued on a Gender Neutral basis, tables are based on the Annuity 2000 Male and Female Tables adjusted by projection scale G (adjusted by 50% of projection scale G for females and 100% of projection scale G for males) for 20 years, with Gender Neutral rates based on 60% female and 40% male, and interest at the rate of 2% per year.

At the time payments are to begin under this option, the payee may choose one of the following:

1.   Monthly payments based on the Option 3 Table; or

2. Monthly payments equal to a monthly annuity based on Our single premium immediate annuity rates then in use.

OPTION 4. PROCEEDS LEFT AT INTEREST. Proceeds may be left on deposit with Us for any period up to 30 years. Interest earned on the proceeds may be:

1.   Left on deposit to accumulate at the rate of 2% compounded annually; or

2. Paid in installments at the rate for each $1,000 of proceeds of $20 annually, $9.95 semiannually, $4.96 quarterly or $1.65 monthly.

Upon the death of the payee, or at the end of the specified period, any balance left on deposit will be paid in a lump sum or under Options 1, 2 or 3.

INTEREST RATES. The guaranteed rate of interest for proceeds held under Payment Options 1, 2, 3 and 4 is 2% compounded annually. We may credit interest at a higher rate. We will determine the higher rate.

08301                                Page 18

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PAYMENTS. The first payment under Options 1, 2 and 3 will be made when the claim for settlement has been approved. Payments after the first will be made according to the manner of payment chosen. Interest under Option 4 will be credited from the date of death and paid or added to the proceeds as provided in the Payment Contract.

AVAILABILITY OF OPTIONS. If the proposed payee is not a natural person, payment options may be chosen only with Our consent. If this policy is assigned, We will have the right to pay the assignee in one sum the amount to which the assignee is entitled. Any balance will be applied according to the option chosen.

The amount to be applied under any one option must be at least $2,000. The payment elected under any one option must be at least $20. If the total policy proceeds are less than $2,000 payment will be made in a lump sum.

EVIDENCE THAT PAYEE IS ALIVE. Before making any payment under a Payment Option, We may ask for proof that the payee is alive. If proof is requested, no payment will be made or considered due until We receive proof.

DEATH OF A PAYEE. If a payee dies, any unpaid balance will be paid as stated in the Payment Contract. If there is no surviving payee named in the Payment Contract, We will pay the estate of the payee:

1. Under Options 1 and 3: The value as of the remaining payments for the specified period as of the date We receive Written notification of death, discounted at the rate of interest used in determining the amount of the monthly payment.

2. Under Options 2 and 4, the balance of any proceeds remaining unpaid with accrued interest, if any.

WITHDRAWAL OF PROCEEDS UNDER OPTIONS 1 OR 2. If provided in the Payment Contract, a payee will have the right to withdraw the entire unpaid balance under Options 1 or 2. Under Option 1, the amount will be the value of the remaining payments for the specified period discounted at the rate of interest used in determining monthly income. Under Option 2, the amount will be the entire unpaid balance.

WITHDRAWAL OF PROCEEDS UNDER OPTION 4. A payee will have the right to withdraw proceeds left under Option 4 subject to the following rules:

1.   The amount to be withdrawn must be $500 or more;

2.   A partial withdrawal must leave a balance on deposit of $1,000 or more.

WITHDRAWALS MAY BE DEFERRED. We may defer payment of any withdrawal for up to 6 months from the date We receive a withdrawal request.

ASSIGNMENT. Payment Contracts may not be assigned.

CHANGE IN PAYMENT. The right to make any change in payment is available only if it is provided in the Payment Contract.

CLAIMS OF CREDITORS. To the extent permitted by law, proceeds will not be subject to any claims of a Beneficiary's creditors.

08301                                Page 19

                               GENERAL PROVISIONS

ASSIGNING YOUR POLICY. During the lifetime of the Insured, You may assign this policy as security for an obligation. We will not be bound by an assignment unless it is received In Writing at Our Home Office. Two copies of the assignment must be submitted. We will retain one copy and return the other. We will not be responsible for the validity of any assignment.

INCONTESTABILITY. We rely on the statements made in the application for the policy and any amendments of application, supplemental applications, and applications for any reinstatements or increases in Specified Amount. These statements, in the absence of fraud, are considered representations and not warranties. No statement may be used in defense of a claim unless it is in such applications.

Except as stated below, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the Date of Issue.

Exceptions:

1. We cannot contest any claim related to an increase in Specified Amount after such increase has been in effect for 2 years during the Insured's lifetime from the Date of Issue of such increase.

2. If this policy is reinstated, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the date of reinstatement.

We can contest a reinstatement or an increase in Specified Amount for a 2-year period following the date of an increase or reinstatement solely on the basis of the information furnished in the application for such reinstatement or increase.

This 2-year limitation does not apply to benefits provided by any Disability or Accidental Death Benefit rider, or to the nonpayment of premium.

SUICIDE EXCLUSION. If the Insured takes his or her own life, while sane or insane, within 2 years from the Date of Issue, We will limit the Death Benefit Proceeds to the premiums paid less any policy loans and less any partial surrenders paid.

If there are any increases in the Specified Amount a new 2-year period shall apply to each increase beginning on the date of each increase. The Death Benefit Proceeds will be the costs of insurance associated with each increase. (See "Changing Your Insurance Policy".)

When the laws of the state in which this policy is delivered require less than this 2-year period, the period will be as stated in such laws.

AGE OR GENDER INCORRECTLY STATED (AGE IN- CORRECTLY STATED IF ISSUED ON A GENDER NEUTRAL BASIS). If the: (1) age or gender of the Insured (if this policy was issued on a Sex Distinct basis); or (2) age of the Insured (if this policy was issued on a Gender Neutral basis) has been misstated to Us, We will adjust the excess of the Death Benefit Amount over the Accumulation Value on the date of death to that which would have been purchased by the Monthly Deduction for the policy month of death at the correct cost of insurance rate. By age, We mean age nearest birthday as of the Date of Issue.

STATUTORY BASIS OF POLICY VALUES. The Accumulation Values of the policy are not less than the minimum values required by the law of the state where this policy is delivered. The calculation of the Accumulation Values includes a charge for the cost of insurance, as shown in the Table of Guaranteed Monthly Cost of Insurance Rates and for the General Account interest at the guaranteed annual interest rate shown on the Policy Schedule.

08301                                Page 20

Calculation of minimum Accumulation Values, nonforfeiture benefits and Guaranteed Cost of Insurance rates are based on the Mortality Table shown on the Policy Schedule for the appropriate gender (if this policy was issued on a Sex Distinct basis) and age nearest birthday.

A detailed statement of the method of computing values has been filed with the state insurance department where required.

NO DIVIDENDS. This policy will not pay dividends. It will not participate in any of Our surplus or earnings.

ANNUAL REPORT. We will send You at least once a year, without charge, an annual report which will show a summary of all transactions since the last report, including:

1.   Premiums paid;

2.   Transfers;

3.   Expense charges deducted;

4.   The cost of insurance deducted;

5.   Partial surrender benefits deducted including partial surrender fees;

6.   The amount of any outstanding policy loans;

7.   Separate Account Unit Values;

8.   The current Cash Surrender and Accumulation Values; and

9.   The Death Benefit Amount.

WHEN THIS POLICY TERMINATES.  This policy will terminate if:

1.   You request that this policy be terminated;

2.   The Insured dies;

3.   The policy matures; or

4. The Grace Period ends and there is insufficient Cash Surrender Value (Accumulation Value less policy loans and accrued loan interest during the first 5 policy years) to cover a Monthly Deduction.

REINSTATEMENT. "Reinstating" means placing Your policy in force after it has terminated at the end of the Grace Period. We will reinstate this policy if We receive:

1. Your Written request within 5 years after the end of the Grace Period and before the Maturity Date; and

2.   Evidence of insurability satisfactory to Us; and

3. Payment of enough premium to keep the reinstated policy in force for two months; and

4.   Payment or reinstatement of any indebtedness.

The reinstated policy will be in force from the Monthly Deduction Day on or following the date We approve the reinstatement application.

The Accumulation Value at the time of reinstatement will be:

1. The Net Premium allocated in accordance with the premium allocation percentages at the time of lapse unless the reinstatement application provides otherwise, using Unit Values as of the date of reinstatement; plus

2.   Any loan repaid or reinstated; less

3.   The Monthly Deduction for one month.

08301                                Page 21

If a person other than the Insured is covered by a rider attached to this policy, coverage will be reinstated according to that rider.

OPTION TO EXTEND COVERAGE. You may elect to extend the Maturity Date stated on the Policy Schedule (Maturity Date), as follows:

     If the Insured is living on the Maturity Date, coverage will be continued until the date of death of the Insured.

To elect this option, You must submit a Written request to the Company on a form acceptable to Us, at least 30 days prior to the original Maturity Date.

Starting on the original Maturity Date:

1. The Death Benefit Amount for the base policy will be equal to the base policy Death Benefit Amount in effect on the day prior to the Maturity Date, and if based all or in part on the Accumulation Value, will be adjusted by future changes in the Accumulation Value. The Death Benefit Amount will never be less than the Accumulation Value;

2. Unless otherwise stated in a rider attached to this policy, coverage under any riders attached to this policy will not be extended;

3.   No Monthly Deductions will be made;

4.   New premium payments will not be accepted;

5. Interest on policy loans will continue to accrue in the same manner as stated in the "Policy Loan" section and You may repay all or part of a loan at any time as stated in the "Policy Loans" section;

6. The value of each of the Separate Account Divisions will be transferred to the General Account on the Maturity Date. If the underlying investment option cannot be valued, or We cannot determine the Division's investment in an investment option on the scheduled Maturity Date, the unvalued portion shall be valued and transferred on the first Business Day that the assets can be valued or determined. Unless You have elected to extend the Maturity Date, the resulting Cash Surrender Value will be paid to You if the Insured is living on that date; and

7. The Accumulation Value will continue to be determined as stated in this policy, subject to item 3 above.

After this option is elected, it may not be revoked.

POLICY CHANGES AND EXTENDING COVERAGE. We will not permit a change to Your policy that would result in the policy not meeting the definition of life insurance under Section 7702 of the Internal Revenue Code. The 2001 CSO Mortality Tables provide a stated termination date of age 121. The Option to Extend Coverage, described above, allows the policy to continue beyond age 121. The tax consequences of extending the Maturity Date beyond the age 121 termination date of the 2001 CSO Mortality Tables are unclear. You should consult Your personal tax advisor about the effect of any change to Your policy as it relates to Section 7702 and the termination date of the Mortality Tables.

08301                                Page 22

               TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

 ATTAINED AGE
NEAREST BIRTHDAY
(ON EACH POLICY
 ANNIVERSARY)         MALE      FEMALE
----------------   ---------   ---------
        0          $ 0.08087   $ 0.04001
        1            0.04668     0.02917
        2            0.03250     0.02166
        3            0.02250     0.01666
        4            0.01750     0.01583
        5            0.01750     0.01500
        6            0.01833     0.01500
        7            0.01833     0.01750
        8            0.01833     0.01750
        9            0.01916     0.01750
       10            0.01916     0.01833
       11            0.02250     0.01916
       12            0.02750     0.02250
       13            0.03250     0.02500
       14            0.03917     0.02750
       15            0.05085     0.02917
       16            0.06169     0.03250
       17            0.07253     0.03417
       18            0.07837     0.03584
       19            0.08171     0.03834
       20            0.08337     0.03917
       21            0.08337     0.04001
       22            0.08504     0.04167
       23            0.08588     0.04167
       24            0.08754     0.04334
       25            0.08921     0.04501
       26            0.09338     0.04668
       27            0.09756     0.05001
       28            0.09756     0.05251
       29            0.09589     0.05501
       30            0.09505     0.05668
       31            0.09422     0.06085
       32            0.09422     0.06419
       33            0.09589     0.06836
       34            0.09839     0.07336
       35            0.10089     0.08087
       36            0.10674     0.08588
       37            0.11174     0.09255
       38            0.12009     0.09756
       39            0.12844     0.10256
       40            0.13762     0.10840
       41            0.14931     0.11508
       42            0.16350     0.12343
       43            0.17937     0.13261
       44            0.19942     0.14346
       45            0.22115     0.15599
       46            0.24204     0.17102
       47            0.26462     0.18939
       48            0.27800     0.20861
       49            0.29389     0.23201
       50            0.31397     0.25709
       51            0.33907     0.28469
       52            0.37340     0.31648
       53            0.41193     0.35079
       54            0.45970     0.38680
       55            0.51589     0.42617
       56            0.57548     0.47060
       57            0.63931     0.51757
       58            0.69227     0.56876
       59            0.75283     0.61831
       60            0.82608     0.67041
       61            0.91711     0.72675
       62            1.02766     0.78650
       63            1.15106     0.84967
       64            1.28059     0.91879
       65            1.41713     0.99389
       66            1.55476     1.07581
       67            1.69264     1.16629
       68            1.84271     1.26619
       69            1.99564     1.37555
       70            2.17802     1.49866
       71            2.38231     1.63984
       72            2.65526     1.79578
       73            2.94043     1.96657
       74            3.24057     2.15488
       75            3.57416     2.36083
       76            3.93902     2.58715
       77            4.36467     2.83575
       78            4.86366     3.11031
       79            5.44276     3.41198
       80            6.07850     3.74457
       81            6.80774     4.20522
       82            7.57149     4.72089
       83            8.40042     5.24181
       84            9.32757     5.82016
       85           10.38212     6.46808
       86           11.56722     7.06301
       87           12.87882     7.96313
       88           14.30705     8.91871
       89           15.84058     9.94967
       90           17.47054    10.89370
       91           19.02863    11.36812
       92           20.68461    12.34234
       93           22.46745    13.79851
       94           24.39302    15.68026
       95           26.47561    18.09932
       96           28.42724    20.44899
       97           30.56000    22.96291
       98           32.89883    23.37594
       99           35.47494    24.86065
      100           38.32308    27.24718
      101           40.65161    29.90458
      102           43.20717    32.94073
      103           46.02011    36.42589
      104           49.12438    40.44623
      105           52.56181    45.03454
      106           56.38257    50.02631
      107           60.65303    55.48139
      108           65.44959    61.36566
      109           70.87254    67.98102
      110           77.05095    75.34726
      111           77.67886    76.14553
      112           78.30676    76.94381
      113           78.93467    77.74208
      114           79.56257    78.54036
      115           80.19048    79.33863
      116           80.81838    80.13690
      117           81.44629    80.93518
      118           82.07419    81.73345
      119           82.70210    82.53173
      120           83.33000    83.33000

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.

08301                                Page 23

                          DEATH BENEFIT CORRIDOR RATES
                      BASED ON CASH VALUE ACCUMULATION TEST

  ATTAINED AGE
NEAREST BIRTHDAY
(ON EACH POLICY
  ANNIVERSARY)       MALE      FEMALE
----------------   --------   --------
        0           16.0024    19.0785
        1           15.6049    18.4988
        2           15.1234    17.8925
        3           14.6189    17.2771
        4           14.1064    16.6647
        5           13.5997    16.0696
        6           13.1099    15.4918
        7           12.6380    14.9334
        8           12.1818    14.3994
        9           11.7409    13.8830
       10           11.3162    13.3838
       11           10.9057    12.9027
       12           10.5132    12.4391
       13           10.1393    11.9962
       14            9.7827    11.5714
       15            9.4438    11.1636
       16            9.1256    10.7710
       17            8.8254    10.3947
       18            8.5417    10.0319
       19            8.2693     9.6821
       20            8.0058     9.3454
       21            7.7499     9.0198
       22            7.5002     8.7050
       23            7.2578     8.4012
       24            7.0219     8.1067
       25            6.7929     7.8226
       26            6.5706     7.5483
       27            6.3558     7.2835
       28            6.1481     7.0287
       29            5.9459     6.7830
       30            5.7484     6.5460
       31            5.5560     6.3170
       32            5.3687     6.0966
       33            5.1866     5.8842
       34            5.0101     5.6796
       35            4.8393     5.4827
       36            4.6738     5.2938
       37            4.5143     5.1117
       38            4.3602     4.9366
       39            4.2119     4.7677
       40            4.0690     4.6046
       41            3.9315     4.4474
       42            3.7992     4.2958
       43            3.6722     4.1498
       44            3.5503     4.0093
       45            3.4336     3.8741
       46            3.3219     3.7442
       47            3.2146     3.6196
       48            3.1117     3.5001
       49            3.0120     3.3856
       50            2.9157     3.2759
       51            2.8228     3.1710
       52            2.7333     3.0706
       53            2.6476     2.9746
       54            2.5654     2.8828
       55            2.4869     2.7949
       56            2.4121     2.7109
       57            2.3407     2.6305
       58            2.2725     2.5537
       59            2.2069     2.4802
       60            2.1439     2.4096
       61            2.0834     2.3419
       62            2.0258     2.2768
       63            1.9711     2.2141
       64            1.9191     2.1539
       65            1.8698     2.0959
       66            1.8228     2.0402
       67            1.7779     1.9865
       68            1.7347     1.9349
       69            1.6933     1.8853
       70            1.6533     1.8376
       71            1.6149     1.7919
       72            1.5780     1.7481
       73            1.5432     1.7061
       74            1.5100     1.6659
       75            1.4784     1.6275
       76            1.4482     1.5907
       77            1.4194     1.5554
       78            1.3921     1.5217
       79            1.3663     1.4893
       80            1.3421     1.4584
       81            1.3193     1.4286
       82            1.2982     1.4007
       83            1.2783     1.3746
       84            1.2596     1.3498
       85            1.2421     1.3264
       86            1.2257     1.3043
       87            1.2106     1.2828
       88            1.1966     1.2629
       89            1.1837     1.2443
       90            1.1718     1.2269
       91            1.1607     1.2099
       92            1.1500     1.1916
       93            1.1393     1.1729
       94            1.1284     1.1542
       95            1.1168     1.1354
       96            1.1039     1.1163
       97            1.0882     1.0955
       98            1.0679     1.0712
       99            1.0400     1.0400
      100            1.0000     1.0000
      101            1.0000     1.0000
      102            1.0000     1.0000
      103            1.0000     1.0000
      104            1.0000     1.0000
      105            1.0000     1.0000
      106            1.0000     1.0000
      107            1.0000     1.0000
      108            1.0000     1.0000
      109            1.0000     1.0000
      110            1.0000     1.0000
      111            1.0000     1.0000
      112            1.0000     1.0000
      113            1.0000     1.0000
      114            1.0000     1.0000
      115            1.0000     1.0000
      116            1.0000     1.0000
      117            1.0000     1.0000
      118            1.0000     1.0000
      119            1.0000     1.0000
      120            1.0000     1.0000

08301                                Page 24

               TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

  ATTAINED AGE
NEAREST BIRTHDAY
(ON EACH POLICY
  ANNIVERSARY)        RATE
----------------   ---------
        0          $ 0.07670
        1            0.04417
        2            0.03083
        3            0.02166
        4            0.01666
        5            0.01666
        6            0.01750
        7            0.01750
        8            0.01750
        9            0.01833
       10            0.01833
       11            0.02166
       12            0.02667
       13            0.03167
       14            0.03750
       15            0.04834
       16            0.05835
       17            0.06836
       18            0.07336
       19            0.07670
       20            0.07837
       21            0.07837
       22            0.08004
       23            0.08087
       24            0.08254
       25            0.08421
       26            0.08838
       27            0.09255
       28            0.09255
       29            0.09172
       30            0.09088
       31            0.09088
       32            0.09088
       33            0.09255
       34            0.09589
       35            0.09839
       36            0.10423
       37            0.10924
       38            0.11758
       39            0.12510
       40            0.13428
       41            0.14513
       42            0.15933
       43            0.17436
       44            0.19357
       45            0.21446
       46            0.23452
       47            0.25709
       48            0.27047
       49            0.28720
       50            0.30811
       51            0.33322
       52            0.36754
       53            0.40523
       54            0.45215
       55            0.50666
       56            0.56456
       57            0.62671
       58            0.67965
       59            0.73937
       60            0.81008
       61            0.89771
       62            1.00317
       63            1.12062
       64            1.24417
       65            1.37470
       66            1.50631
       67            1.63984
       68            1.78469
       69            1.93324
       70            2.10947
       71            2.30757
       72            2.56819
       73            2.84180
       74            3.13113
       75            3.45118
       76            3.80233
       77            4.20962
       78            4.68635
       79            5.23646
       80            5.84173
       81            6.54333
       82            7.28157
       83            8.07870
       84            8.96923
       85            9.98096
       86           11.10409
       87           12.37264
       88           13.75073
       89           15.23065
       90           16.78674
       91           18.22779
       92           19.80869
       93           21.55613
       94           23.47616
       95           25.59567
       96           27.59187
       97           29.76658
       98           31.89232
       99           34.34626
      100           37.14294
      101           39.50851
      102           42.11842
      103           45.00647
      104           48.21245
      105           51.77575
      106           55.72387
      107           60.12084
      108           65.03077
      109           70.57877
      110           76.87834
      111           77.52351
      112           78.16867
      113           78.81384
      114           79.45900
      115           80.10417
      116           80.74934
      117           81.39450
      118           82.03967
      119           82.68483
      120           83.33000

08301                                Page 23                                 (U)

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.

08301                                Page 23                                 (U)

                          DEATH BENEFIT CORRIDOR RATES
                      BASED ON CASH VALUE ACCUMULATION TEST

  ATTAINED AGE
NEAREST BIRTHDAY
(ON EACH POLICY
  ANNIVERSARY)        RATE
----------------   ---------
        0           16.2735
        1           15.8615
        2           15.3676
        3           14.8523
        4           14.3305
        5           13.8147
        6           13.3160
        7           12.8357
        8           12.3715
        9           11.9230
       10           11.4909
       11           11.0734
       12           10.6743
       13           10.2942
       14            9.9319
       15            9.5868
       16            9.2623
       17            8.9556
       18            8.6653
       19            8.3862
       20            8.1164
       21            7.8545
       22            7.5993
       23            7.3516
       24            7.1107
       25            6.8770
       26            6.6502
       27            6.4313
       28            6.2197
       29            6.0138
       30            5.8131
       31            5.6177
       32            5.4277
       33            5.2431
       34            5.0641
       35            4.8912
       36            4.7237
       37            4.5622
       38            4.4064
       39            4.2563
       40            4.1117
       41            3.9725
       42            3.8386
       43            3.7100
       44            3.5866
       45            3.4684
       46            3.3552
       47            3.2465
       48            3.1423
       49            3.0414
       50            2.9440
       51            2.8501
       52            2.7597
       53            2.6731
       54            2.5901
       55            2.5108
       56            2.4353
       57            2.3632
       58            2.2943
       59            2.2280
       60            2.1644
       61            2.1033
       62            2.0451
       63            1.9897
       64            1.9371
       65            1.8871
       66            1.8394
       67            1.7938
       68            1.7500
       69            1.7079
       70            1.6673
       71            1.6283
       72            1.5909
       73            1.5555
       74            1.5218
       75            1.4897
       76            1.4590
       77            1.4297
       78            1.4019
       79            1.3756
       80            1.3509
       81            1.3276
       82            1.3060
       83            1.2857
       84            1.2665
       85            1.2486
       86            1.2318
       87            1.2163
       88            1.2019
       89            1.1886
       90            1.1763
       91            1.1648
       92            1.1535
       93            1.1422
       94            1.1307
       95            1.1185
       96            1.1051
       97            1.0889
       98            1.0682
       99            1.0400
      100            1.0000
      101            1.0000
      102            1.0000
      103            1.0000
      104            1.0000
      105            1.0000
      106            1.0000
      107            1.0000
      108            1.0000
      109            1.0000
      110            1.0000
      111            1.0000
      112            1.0000
      113            1.0000
      114            1.0000
      115            1.0000
      116            1.0000
      117            1.0000
      118            1.0000
      119            1.0000
      120            1.0000

08301                                Page 24                                 (U)

               TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

  ATTAINED AGE
NEAREST BIRTHDAY
(ON EACH POLICY
  ANNIVERSARY)       MALE        FEMALE
----------------   ---------   ---------
        0          $ 0.08087   $ 0.04001
        1            0.04668     0.02917
        2            0.03250     0.02166
        3            0.02250     0.01666
        4            0.01750     0.01583
        5            0.01750     0.01500
        6            0.01833     0.01500
        7            0.01833     0.01750
        8            0.01833     0.01750
        9            0.01916     0.01750
       10            0.01916     0.01833
       11            0.02250     0.01916
       12            0.02750     0.02250
       13            0.03250     0.02500
       14            0.03917     0.02750
       15            0.05085     0.02917
       16            0.06169     0.03250
       17            0.07253     0.03417
       18            0.07837     0.03584
       19            0.08171     0.03834
       20            0.08337     0.03917
       21            0.08337     0.04001
       22            0.08504     0.04167
       23            0.08588     0.04167
       24            0.08754     0.04334
       25            0.08921     0.04501
       26            0.09338     0.04668
       27            0.09756     0.05001
       28            0.09756     0.05251
       29            0.09589     0.05501
       30            0.09505     0.05668
       31            0.09422     0.06085
       32            0.09422     0.06419
       33            0.09589     0.06836
       34            0.09839     0.07336
       35            0.10089     0.08087
       36            0.10674     0.08588
       37            0.11174     0.09255
       38            0.12009     0.09756
       39            0.12844     0.10256
       40            0.13762     0.10840
       41            0.14931     0.11508
       42            0.16350     0.12343
       43            0.17937     0.13261
       44            0.19942     0.14346
       45            0.22115     0.15599
       46            0.24204     0.17102
       47            0.26462     0.18939
       48            0.27800     0.20861
       49            0.29389     0.23201
       50            0.31397     0.25709
       51            0.33907     0.28469
       52            0.37340     0.31648
       53            0.41193     0.35079
       54            0.45970     0.38680
       55            0.51589     0.42617
       56            0.57548     0.47060
       57            0.63931     0.51757
       58            0.69227     0.56876
       59            0.75283     0.61831
       60            0.82608     0.67041
       61            0.91711     0.72675
       62            1.02766     0.78650
       63            1.15106     0.84967
       64            1.28059     0.91879
       65            1.41713     0.99389
       66            1.55476     1.07581
       67            1.69264     1.16629
       68            1.84271     1.26619
       69            1.99564     1.37555
       70            2.17802     1.49866
       71            2.38231     1.63984
       72            2.65526     1.79578
       73            2.94043     1.96657
       74            3.24057     2.15488
       75            3.57416     2.36083
       76            3.93902     2.58715
       77            4.36467     2.83575
       78            4.86366     3.11031
       79            5.44276     3.41198
       80            6.07850     3.74457
       81            6.80774     4.20522
       82            7.57149     4.72089
       83            8.40042     5.24181
       84            9.32757     5.82016
       85           10.38212     6.46808
       86           11.56722     7.06301
       87           12.87882     7.96313
       88           14.30705     8.91871
       89           15.84058     9.94967
       90           17.47054    10.89370
       91           19.02863    11.36812
       92           20.68461    12.34234
       93           22.46745    13.79851
       94           24.39302    15.68026
       95           26.47561    18.09932
       96           28.42724    20.44899
       97           30.56000    22.96291
       98           32.89883    23.37594
       99           35.47494    24.86065
      100           38.32308    27.24718
      101           40.65161    29.90458
      102           43.20717    32.94073
      103           46.02011    36.42589
      104           49.12438    40.44623
      105           52.56181    45.03454
      106           56.38257    50.02631
      107           60.65303    55.48139
      108           65.44959    61.36566
      109           70.87254    67.98102
      110           77.05095    75.34726
      111           77.67886    76.14553
      112           78.30676    76.94381
      113           78.93467    77.74208
      114           79.56257    78.54036
      115           80.19048    79.33863
      116           80.81838    80.13690
      117           81.44629    80.93518
      118           82.07419    81.73345
      119           82.70210    82.53173
      120           83.33000    83.33000

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.

08301                                Page 23

                          DEATH BENEFIT CORRIDOR RATES
                           BASED ON GUIDELINE PREMIUM

 ATTAINED
   AGE      RATE
---------   ----
  0-40      2.50
   41       2.43
   42       2.36
   43       2.29
   44       2.22
   45       2.15
   46       2.09
   47       2.03
   48       1.97
   49       1.91
   50       1.85
   51       1.78
   52       1.71
   53       1.64
   54       1.57
   55       1.50
   56       1.46
   57       1.42
   58       1.38
   59       1.34
   60       1.30
   61       1.28
   62       1.26
   63       1.24
   64       1.22
   65       1.20
   66       1.19
   67       1.18
   68       1.17
   69       1.16
   70       1.15
   71       1.13
   72       1.11
   73       1.09
   74       1.07
 75-90      1.05
   91       1.04
   92       1.03
   93       1.02
   94       1.01
  95+       1.00

08301                                Page 24

               TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

  ATTAINED AGE
NEAREST BIRTHDAY
 (ON EACH POLICY
  ANNIVERSARY)        RATE
----------------   ---------
         0         $ 0.07670
         1           0.04417
         2           0.03083
         3           0.02166
         4           0.01666
         5           0.01666
         6           0.01750
         7           0.01750
         8           0.01750
         9           0.01833
        10           0.01833
        11           0.02166
        12           0.02667
        13           0.03167
        14           0.03750
        15           0.04834
        16           0.05835
        17           0.06836
        18           0.07336
        19           0.07670
        20           0.07837
        21           0.07837
        22           0.08004
        23           0.08087
        24           0.08254
        25           0.08421
        26           0.08838
        27           0.09255
        28           0.09255
        29           0.09172
        30           0.09088
        31           0.09088
        32           0.09088
        33           0.09255
        34           0.09589
        35           0.09839
        36           0.10423
        37           0.10924
        38           0.11758
        39           0.12510
        40           0.13428
        41           0.14513
        42           0.15933
        43           0.17436
        44           0.19357
        45           0.21446
        46           0.23452
        47           0.25709
        48           0.27047
        49           0.28720
        50           0.30811
        51           0.33322
        52           0.36754
        53           0.40523
        54           0.45215
        55           0.50666
        56           0.56456
        57           0.62671
        58           0.67965
        59           0.73937
        60           0.81008
        61           0.89771
        62           1.00317
        63           1.12062
        64           1.24417
        65           1.37470
        66           1.50631
        67           1.63984
        68           1.78469
        69           1.93324
        70           2.10947
        71           2.30757
        72           2.56819
        73           2.84180
        74           3.13113
        75           3.45118
        76           3.80233
        77           4.20962
        78           4.68635
        79           5.23646
        80           5.84173
        81           6.54333
        82           7.28157
        83           8.07870
        84           8.96923
        85           9.98096
        86          11.10409
        87          12.37264
        88          13.75073
        89          15.23065
        90          16.78674
        91          18.22779
        92          19.80869
        93          21.55613
        94          23.47616
        95          25.59567
        96          27.59187
        97          29.76658
        98          31.89232
        99          34.34626
       100          37.14294
       101          39.50851
       102          42.11842
       103          45.00647
       104          48.21245
       105          51.77575
       106          55.72387
       107          60.12084
       108          65.03077
       109          70.57877
       110          76.87834
       111          77.52351
       112          78.16867
       113          78.81384
       114          79.45900
       115          80.10417
       116          80.74934
       117          81.39450
       118          82.03967
       119          82.68483
       120          83.33000

08301                                Page 23                                 (U)

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.

08301                                Page 23                                 (U)

                          DEATH BENEFIT CORRIDOR RATES
                           BASED ON GUIDELINE PREMIUM

ATTAINED
  AGE      RATE
--------   ----
  0-40     2.50
   41      2.43
   42      2.36
   43      2.29
   44      2.22
   45      2.15
   46      2.09
   47      2.03
   48      1.97
   49      1.91
   50      1.85
   51      1.78
   52      1.71
   53      1.64
   54      1.57
   55      1.50
   56      1.46
   57      1.42
   58      1.38
   59      1.34
   60      1.30
   61      1.28
   62      1.26
   63      1.24
   64      1.22
   65      1.20
   66      1.19
   67      1.18
   68      1.17
   69      1.16
   70      1.15
   71      1.13
   72      1.11
   73      1.09
   74      1.07
 75-90     1.05
   91      1.04
   92      1.03
   93      1.02
   94      1.01
  95+      1.00

08301                                Page 24                                 (U)

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                 OPTION 1 TABLE
                       INSTALLMENTS FOR A SPECIFIED PERIOD

 NUMBER      AMOUNT OF
OF YEARS      MONTHLY
 PAYABLE   INSTALLMENTS
--------   ------------
    1         $84.09
    2          42.46
    3          28.59
    4          21.65
    5          17.49
    6          14.72
    7          12.74
    8          11.25
    9          10.10
   10           9.18
   11           8.42
   12           7.80
   13           7.26
   14           6.81
   15           6.42
   16           6.07
   17           5.77
   18           5.50
   19           5.26
   20           5.04
   21           4.85
   22           4.67
   23           4.51
   24           4.36
   25           4.22
   26           4.10
   27           3.98
   28           3.87
   29           3.77
   30           3.68
   31           3.59
   32           3.51
   33           3.44
   34           3.37
   35           3.30
   36           3.23
   37           3.17
   38           3.12
   39           3.06
   40           3.01

                                 OPTION 3 TABLE
               INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

AGE OF
 PAYEE          GUARANTEED PERIOD
------   ------------------------------
Female   10 Years   15 Years   20 Years
------   --------   --------   --------
  10       $2.11      $2.11      $2.11
  11        2.13       2.13       2.12
  12        2.14       2.14       2.14
  13        2.15       2.15       2.15
  14        2.16       2.16       2.16
  15        2.18       2.18       2.17
  16        2.19       2.19       2.19
  17        2.20       2.20       2.20
  18        2.22       2.22       2.22
  19        2.23       2.23       2.23
  20        2.25       2.25       2.25
  21        2.27       2.26       2.26
  22        2.28       2.28       2.28
  23        2.30       2.30       2.30
  24        2.32       2.32       2.31
  25        2.33       2.33       2.33
  26        2.35       2.35       2.35
  27        2.37       2.37       2.37
  28        2.39       2.39       2.39
  29        2.41       2.41       2.41
  30        2.44       2.43       2.43
  31        2.46       2.46       2.46
  32        2.48       2.48       2.48
  33        2.51       2.50       2.50
  34        2.53       2.53       2.53
  35        2.56       2.56       2.55
  36        2.59       2.58       2.58
  37        2.61       2.61       2.61
  38        2.64       2.64       2.64
  39        2.68       2.67       2.67
  40        2.71       2.70       2.70
  41        2.74       2.74       2.73
  42        2.78       2.77       2.77
  43        2.81       2.81       2.80
  44        2.85       2.85       2.84
  45        2.89       2.89       2.88
  46        2.93       2.93       2.92
  47        2.98       2.97       2.96
  48        3.02       3.02       3.00
  49        3.07       3.06       3.05
  50        3.12       3.11       3.09
  51        3.18       3.16       3.14
  52        3.23       3.22       3.19
  53        3.29       3.27       3.24
  54        3.35       3.33       3.30
  55        3.41       3.39       3.36
  56        3.48       3.46       3.41
  57        3.55       3.52       3.48
  58        3.63       3.59       3.54
  59        3.70       3.67       3.60
  60        3.79       3.74       3.67
  61        3.87       3.82       3.74
  62        3.97       3.91       3.81
  63        4.06       4.00       3.88
  64        4.17       4.09       3.96
  65        4.28       4.18       4.03
  66        4.39       4.28       4.11
  67        4.51       4.39       4.18
  68        4.64       4.49       4.26
  69        4.77       4.60       4.33
  70        4.92       4.71       4.41
  71        5.07       4.83       4.48
  72        5.22       4.94       4.54
  73        5.39       5.06       4.61
  74        5.56       5.18       4.67
  75        5.74       5.29       4.72
  76        5.92       5.40       4.77
  77        6.11       5.51       4.81
  78        6.31       5.62       4.85
  79        6.51       5.72       4.89
  80        6.71       5.81       4.92
  81        6.91       5.89       4.94
  82        7.11       5.97       4.96
  83        7.31       6.04       4.98
  84        7.50       6.10       5.00
  85        7.68       6.16       5.01
  86        7.85       6.21       5.02
  87        8.01       6.25       5.03
  88        8.16       6.28       5.03
  89        8.30       6.31       5.04
  90        8.42       6.34       5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

08301                                Page 25

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                 OPTION 1 TABLE
                       INSTALLMENTS FOR A SPECIFIED PERIOD

 NUMBER      AMOUNT OF
OF YEARS      MONTHLY
 PAYABLE   INSTALLMENTS
--------   ------------
    1         $84.09
    2          42.46
    3          28.59
    4          21.65
    5          17.49
    6          14.72
    7          12.74
    8          11.25
    9          10.10
   10           9.18
   11           8.42
   12           7.80
   13           7.26
   14           6.81
   15           6.42
   16           6.07
   17           5.77
   18           5.50
   19           5.26
   20           5.04
   21           4.85
   22           4.67
   23           4.51
   24           4.36
   25           4.22
   26           4.10
   27           3.98
   28           3.87
   29           3.77
   30           3.68
   31           3.59
   32           3.51
   33           3.44
   34           3.37
   35           3.30
   36           3.23
   37           3.17
   38           3.12
   39           3.06
   40           3.01

                                 OPTION 3 TABLE
               INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

AGE OF
 PAYEE          GUARANTEED PERIOD
------   ------------------------------
 Male    10 Years   15 Years   20 Years
------   --------   --------   --------
  10       $2.17      $2.17      $2.16
  11        2.18       2.18       2.18
  12        2.19       2.19       2.19
  13        2.21       2.21       2.20
  14        2.22       2.22       2.22
  15        2.24       2.23       2.23
  16        2.25       2.25       2.25
  17        2.27       2.26       2.26
  18        2.28       2.28       2.28
  19        2.30       2.30       2.29
  20        2.32       2.31       2.31
  21        2.33       2.33       2.33
  22        2.35       2.35       2.35
  23        2.37       2.37       2.37
  24        2.39       2.39       2.39
  25        2.41       2.41       2.41
  26        2.43       2.43       2.43
  27        2.45       2.45       2.45
  28        2.48       2.47       2.47
  29        2.50       2.50       2.49
  30        2.52       2.52       2.52
  31        2.55       2.55       2.54
  32        2.58       2.57       2.57
  33        2.60       2.60       2.60
  34        2.63       2.63       2.62
  35        2.66       2.66       2.65
  36        2.69       2.69       2.68
  37        2.73       2.72       2.72
  38        2.76       2.76       2.75
  39        2.80       2.79       2.78
  40        2.84       2.83       2.82
  41        2.87       2.87       2.86
  42        2.92       2.91       2.89
  43        2.96       2.95       2.93
  44        3.00       2.99       2.97
  45        3.05       3.04       3.02
  46        3.10       3.08       3.06
  47        3.15       3.13       3.11
  48        3.20       3.18       3.15
  49        3.25       3.23       3.20
  50        3.31       3.29       3.25
  51        3.37       3.35       3.31
  52        3.43       3.41       3.36
  53        3.50       3.47       3.42
  54        3.57       3.53       3.47
  55        3.64       3.60       3.53
  56        3.72       3.67       3.60
  57        3.80       3.74       3.66
  58        3.88       3.82       3.72
  59        3.97       3.90       3.79
  60        4.06       3.98       3.86
  61        4.16       4.07       3.92
  62        4.26       4.16       3.99
  63        4.37       4.25       4.06
  64        4.49       4.34       4.13
  65        4.61       4.44       4.20
  66        4.73       4.54       4.27
  67        4.86       4.64       4.34
  68        5.00       4.75       4.40
  69        5.14       4.85       4.47
  70        5.29       4.95       4.53
  71        5.44       5.06       4.59
  72        5.60       5.16       4.64
  73        5.76       5.27       4.69
  74        5.92       5.37       4.74
  75        6.09       5.47       4.78
  76        6.27       5.56       4.82
  77        6.44       5.66       4.86
  78        6.62       5.74       4.89
  79        6.80       5.82       4.92
  80        6.98       5.90       4.94
  81        7.16       5.97       4.96
  82        7.34       6.04       4.98
  83        7.51       6.10       5.00
  84        7.67       6.15       5.01
  85        7.83       6.20       5.02
  86        7.98       6.24       5.02
  87        8.12       6.27       5.03
  88        8.26       6.30       5.03
  89        8.38       6.33       5.04
  90        8.50       6.35       5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

08301                                Page 25                                 (U)

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                 OPTION 1 TABLE
                       INSTALLMENTS FOR A SPECIFIED PERIOD

 NUMBER      AMOUNT OF
OF YEARS      MONTHLY
 PAYABLE   INSTALLMENTS
--------   ------------
    1         $84.09
    2          42.46
    3          28.59
    4          21.65
    5          17.49
    6          14.72
    7          12.74
    8          11.25
    9          10.10
   10           9.18
   11           8.42
   12           7.80
   13           7.26
   14           6.81
   15           6.42
   16           6.07
   17           5.77
   18           5.50
   19           5.26
   20           5.04
   21           4.85
   22           4.67
   23           4.51
   24           4.36
   25           4.22
   26           4.10
   27           3.98
   28           3.87
   29           3.77
   30           3.68
   31           3.59
   32           3.51
   33           3.44
   34           3.37
   35           3.30
   36           3.23
   37           3.17
   38           3.12
   39           3.06
   40           3.01

                                 OPTION 3 TABLE
               INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

                GUARANTEED PERIOD
AGE OF   ------------------------------
 PAYEE   10 Years   15 Years   20 Years
------   --------   --------   --------
  10       $2.14      $2.13      $2.13
  11        2.15       2.15       2.15
  12        2.16       2.16       2.16
  13        2.17       2.17       2.17
  14        2.19       2.19       2.18
  15        2.20       2.20       2.20
  16        2.21       2.21       2.21
  17        2.23       2.23       2.23
  18        2.24       2.24       2.24
  19        2.26       2.26       2.26
  20        2.28       2.28       2.27
  21        2.29       2.29       2.29
  22        2.31       2.31       2.31
  23        2.33       2.33       2.32
  24        2.35       2.34       2.34
  25        2.37       2.36       2.36
  26        2.39       2.38       2.38
  27        2.41       2.40       2.40
  28        2.43       2.43       2.42
  29        2.45       2.45       2.44
  30        2.47       2.47       2.47
  31        2.50       2.49       2.49
  32        2.52       2.52       2.52
  33        2.56       2.54       2.54
  34        2.57       2.57       2.57
  35        2.60       2.60       2.59
  36        2.63       2.63       2.62
  37        2.66       2.66       2.65
  38        2.69       2.69       2.68
  39        2.73       2.72       2.71
  40        2.76       2.76       2.75
  41        2.80       2.79       2.78
  42        2.83       2.83       2.82
  43        2.87       2.87       2.86
  44        2.91       2.91       2.89
  45        2.96       2.95       2.93
  46        3.00       2.99       2.98
  47        3.05       3.04       3.02
  48        3.10       3.08       3.06
  49        3.15       3.13       3.11
  50        3.20       3.18       3.16
  51        3.25       3.24       3.21
  52        3.31       3.29       3.26
  53        3.37       3.35       3.32
  54        3.44       3.41       3.37
  55        3.51       3.48       3.43
  56        3.58       3.54       3.49
  57        3.65       3.61       3.55
  58        3.73       3.69       3.61
  59        3.81       3.76       3.68
  60        3.90       3.84       3.75
  61        3.99       3.92       3.82
  62        4.09       4.01       3.89
  63        4.19       4.10       3.96
  64        4.30       4.19       4.03
  65        4.41       4.29       4.10
  66        4.53       4.39       4.18
  67        4.65       4.49       4.25
  68        4.78       4.60       4.32
  69        4.92       4.70       4.39
  70        5.07       4.81       4.46
  71        5.22       4.92       4.52
  72        5.37       5.03       4.58
  73        5.54       5.14       4.64
  74        5.71       5.26       4.70
  75        5.88       5.36       4.75
  76        6.06       5.47       4.79
  77        6.25       5.57       4.83
  78        6.44       5.67       4.87
  79        6.63       5.76       4.90
  80        6.82       5.85       4.93
  81        7.02       5.93       4.95
  82        7.21       6.00       4.97
  83        7.39       6.06       4.99
  84        7.57       6.12       5.00
  85        7.74       6.17       5.01
  86        7.90       6.22       5.02
  87        8.06       6.26       5.03
  88        8.20       6.29       5.03
  89        8.33       6.32       5.04
  90        8.45       6.35       5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

08301                                Page 25                                 (U)

                         AMERICAN GENERAL LIFE INSURANCE
                                     COMPANY
                                 A STOCK COMPANY

This is a FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date and while this policy is in force. Investment results are reflected in policy benefits. ACCUMULATION VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account. NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                 For Information, Service or to make a Complaint

         Contact Your Servicing Agent, or Our VUL Administrative Center

                              2727-A ALLEN PARKWAY
                                 P. O. BOX 4880
                            HOUSTON, TEXAS 77019-2191
                                 1-800-340-2765

08301